Exhibit 10.7

Shoulder Innovations Supplier Agreement
Terms and Conditions

GENERAL: As used herein “SI” means SI. The term “Supplies” means the goods and/or services including without limitation, raw materials, gauges, parts, assemblies, technical data, equipment, tooling, dies, molds, drawings, services or any other item, to be provided hereunder to SI by the seller, hereinafter, “Seller.” All specifications, drawings, and data submitted by/or to Seller relating to this order are hereby incorporated herein. Any agreement arising from this order and its acceptance shall be construed under the laws of the State of Indiana. All supplies shall be produced in accordance with materials specifications and drawings received with this purchase order. Materials specifications and drawings from previous purchase orders shall have no application to this purchase order.
ACCEPTANCE: SI is not bound by any purchase order until SI receives a valid written acceptance thereof from Seller or SI receives and accepts all or part of the Supplies ordered hereby. Acceptance by Seller in either manner shall bind Seller to all terms and conditions of an order. SI reserves the right to rescind an order at any time prior to acceptance by Seller. No contract shall exist hereunder except as provided herein. Seller shall not assign all, or any part of, a contract arising from any purchase order to a third party without SI’s written consent.
MODIFICATION – CANCELLATION: No modification, variation, or amendment of a contract arising from Seller’s acceptance of this purchase order shall be valid or binding on SI unless agreed to in writing by SI. SI reserves the right to terminate and cancel this purchase order by written notice at any time as to all or any part of undelivered Supplies hereunder, and SI’s liability therefore shall be limited to Seller’s cost for materials and labor incurred on the Supplies cancelled prior to receipt of the cancellation notice.
INSPECTION: Supplies ordered hereunder are subject to inspection and acceptance by SI at SI’s destination. SI may reject any supplies not in complete accordance with any agreement arising out of Seller’s acceptance of this order and/or Seller’s warranties, express or implied.
QUALITY: Seller specifically warrants that the Supplies furnished to SI hereunder will be:
(a)of merchantable quality and fit for the purpose as specified in any order, drawings, other specifications or specified by SI in writing,
(b)free from defects in material and workmanship as specified in any order, drawings, other specifications or specified by SI in writing,
(c)in full conformity with any agreement arising from this order and any plans, designs, drawings, samples, standards, or other specifications furnished or specified by SI in writing;
(d)free from defects in design if design is Supplier’s responsibility, and
(e)fully satisfactory to SI in terms of quality as specified in any order, drawings, other specifications or specified by SI in writing.
Supplies not accepted by SI may be returned to Seller at Seller’s expense. Payment by SI for any Supplies hereunder shall not constitute acceptance thereof.

PROPERTY AND DESIGNS FURNISHED SELLER: Unless otherwise agreed in writing, all dies, molds, patterns, design specifications, drawings, gauges and any other property (collectively “Property”) furnished to Seller by SI or specifically paid for by SI are and remain the property of SI. Such Property shall not be disclosed to any third party and will be used solely for SI and shall be subject to removal at SI’s instruction. Seller shall maintain and repair such Property at Seller’s expense and shall keep the same fully insured in an amount equal to the replacement cost thereof with a loss payable clause in favor of SI. Supplies made according to a design furnished by SI (not previously a standard commercial design of Seller) shall not be furnished to any other buyer without SI’s prior written consent.
PATENTS: Seller warrants the Supplies specified herein and their subsequent sale and/or use by SI will not infringe any U.S. or foreign patents, and Seller agrees to indemnify SI and hold it harmless from all judgments, decrees, costs and expenses resulting from any alleged or actual infringements and Seller specifically agrees, at its cost and expense, to defend any action which may be brought against SI alleging any such infringement.
PRICE: Seller shall not invoice SI at prices higher than those set out in an accepted order without SI’s prior written authorization. Any change to the price for a Product covered by an accepted order will only be as agreed by the Seller and SI in writing.
COMPLIANCE WITH LAW: Seller represents and agrees that Seller has and shall comply with all state and federal laws, regulations, and orders in the manufacturing, import, export and sale of items hereby ordered, specifically including and certifying compliance with the Fair Labor Standards Act of 1938, as amended, the Occupational Safety and Health Act of 1970 and the Foreign Corrupt Practices Act. Supplies ordered herein may be used by SI in fulfilling a U.S Government prime or subcontract and may be subject to applicable Government Procurement Regulations, and Seller agrees to be bound thereby and comply therewith.
DELIVERY: Any Supplies shipped to SI facilities under this purchase order should be addressed to Seller c/o SI. All Supplies sent to SI facilities must be shipped on a prepaid freight basis and shall be delivered free and clear of any and all liens, claims or other encumbrances.
NON-DISCRIMINATION: In the performance of its work hereunder, Seller shall comply with EQUAL OPPORTUNITY and/or non-discrimination provisions of EXECUTIVE ORDER numbered 11246 and 11375 and any rules of regulation issued thereunder and agrees not to discriminate against any employee or applicant for employment because of race, creed, color, national origin, or sex and shall include in all sub contracts a provision similar to the foregoing.
FORCE MAJEURE: Strikes, riots, wars, insurrection, embargoes, acts of terrorism, fires, floods or any other casualties, government actions, acts of God, or other events beyond SI’s reasonable control which shall effect SI’s ability to receive and/or use the Supplies ordered hereunder shall constitute valid grounds for suspension by SI of shipment of Supplies covered hereby without penalty or liability, upon written notification to Seller, except that, upon cancellation of such causes, SI agrees to pay Seller its direct expenditure incurred for labor and materials prior to receipt of such notice of cancellation made upon the authority of this purchase order.
NO WAIVER: The failure of SI to enforce at any time any of the provisions hereof shall in no way affect the validity of this purchase order or any part hereof or the right of SI thereafter to enforce each and every such provision. No waiver of any breach of this purchase order shall be held to be a waiver of any other subsequent breach.
LIMITATION OF LIABILITY; STATUTE OF LIMITATIONS: [***]
PAYMENT TERMS: Unless otherwise specified on the purchase order, SI shall pay all invoices within [***] following receipt of invoice.
PROCESSING CHANGES: The Seller is responsible and agrees to inform SI of any changes to the raw material, router, bill of materials, service, or method of manufacture and validations that affect the design characteristics (design outputs) and/or the quality assurance specifications of the device. These changes will not be acceptable to or binding on SI unless agreed to in writing by SI. Seller agrees to immediately inform SI of nonconforming product for the purpose of disposition by SI as to the acceptability of the product.
ACCESS FOR NOTIFIED BODY AND/OR COMPETENT AUTHORITIES: The Seller agrees that any and all information related to any purchase order by SI is accessible to a Notified Body and/or a Competent Authority.
Seller further agrees that Sellers facility is accessible to Notified Body and/or Competent Authority without prior notice.
DEVICE HISTORY RECORDS: The supplier is responsible for archiving of the Device History Records for all product manufactured for SI.

For SI	For Seller (Supplier)

/s/ Alyson Harris	/s/ Ben Thompson
Alyson Harris	Ben Thompson

2/24/2024	2/24/2024
Date	Date

Title: Director of QA/RA	Title: Chief Commercial Officer

Rev.	Description	DCO Number	Effective Date
A	Initial Release	150001	08/14/15
B	Change from Form 6.2.1 to 6.3.1	160007	02/19/16
C	Update documents to ISO 13485 compliance	160028	08/16/16
D	Change from GIG to SI	210071	01/03/22